FIRST ALBANY COMPANIES INC.              (Exhibit 11)
                      COMPUTATION OF PER SHARE EARNINGS


                                       Three Months Ended            Nine Months Ended
                                    September 30,  September 30,  September 30, September 30,
(In thousands, except per share        2000           1999           2000          1999
 amounts)
---------------------------------------------------------------------------------------------
Basic:
(Loss) income from continuing
  operations                         $ (1,974)       $  (971)      $ (2,459)     $ (4,286)
(Loss) income from discontinued
  operations, net of taxes             (2,040)           541            422         3,876
Gain on sale of discontinued
  operations, net of taxes             22,799                        22,799
---------------------------------------------------------------------------------------------
Net income (loss)                    $ 18,785        $  (430)      $ 20,762      $   (410)
=============================================================================================
Weighted average number of shares
 outstanding during the period          7,955          8,043          8,253         8,030
---------------------------------------------------------------------------------------------
(Loss) income per share for continuing
 operations                          $  (0.25)      $  (0.12)      $  (0.30)     $  (0.53)
(Loss) income per share for
 discontinued operations                (0.26)          0.07           0.06          0.48
Gain per share for sale of
  discontinued operations                2.87                          2.76
---------------------------------------------------------------------------------------------
Net income (loss) per share          $   2.36       $  (0.05)      $   2.52      $  (0.05)
=============================================================================================

Dilutive:
---------------------------------------------------------------------------------------------
(Loss) income from continuing
  operations                         $ (1,974)      $  (971)       $ (2,459)     $ (4,286)
(Loss) income from discontinued
 operations, net of taxes              (2,040)          541             422         3,876
Gain on sale of discontinued
 operations, net of taxes              22,799                        22,799
---------------------------------------------------------------------------------------------
Net income (loss)                    $ 18,785       $  (430)       $ 20,762      $   (410)
=============================================================================================

Weighted average number of shares
 outstanding during the period          7,955         8,043           8,253         8,030
Effective of dilutive common
  equivalent shares
---------------------------------------------------------------------------------------------
Weighted average shares and common
 equivalent shares outstanding          7,955         8,043           8,253         8,030
---------------------------------------------------------------------------------------------
(Loss) income per share for continuing
  operations                         $  (0.25)     $  (0.12)       $  (0.30)     $  (0.53)
(Loss) income per share for
  discontinued operations               (0.26)         0.07            0.06          0.48
Gain per share for sale of
  discontinued operations                2.87                          2.76
---------------------------------------------------------------------------------------------
Net income (loss) per share          $   2.36      $  (0.05)       $   2.52      $  (0.05)
=============================================================================================

**Per share figures and shares outstanding have been restated for all dividends declared.